                                                                    EXHIBIT 99.i
                          AMERICAN CENTURY INVESTMENTS
                                4500 MAIN STREET
                             KANSAS CITY, MO 64111

May 30, 2006

American Century Growth Funds, Inc.
4500 Main Street
Kansas City, Missouri 64111

Ladies and Gentlemen:

I have acted as counsel to American Century Growth Funds, Inc., a Maryland corporation (the "Company"), in connection with the Company's Registration
Statement on Form N-1A (File Nos. 33-132114, 811-21861), relating to the public offering from time to time of any or all of the Company's authorized shares of common stock, par value One Cent ($0.01) per share, that have been classified and designated as indicated on Schedule A to this letter (the "Shares").

     In connection with rendering the opinions set forth below, I have examined the Registration Statement; the Company's Articles of Incorporation, Articles of
Amendment and Restatement and Bylaws, as reflected in the Company's corporate records; resolutions of the Board of Directors of the Company relating to the authorization and issuance of the Shares; and such other documents as I deemed relevant. In conducting my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of documents purporting to be originals and the conformity to originals of any copies of documents. I have not independently established any facts represented in the documents so relied on.

     I am a member of the Bar of the State of Missouri. The opinions expressed in this letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the laws (other than the conflict of law rules)
of the State of Maryland that in my experience are normally applicable to the issuance of shares by registered investment companies organized as corporations under the law of that state and to the Securities Act of 1933, as amended (the
"1933 Act"), the Investment Company Act of 1940, as amended (the "1940 Act"), and the regulations of the Securities and Exchange Commission (the "SEC")
thereunder. I express no opinion with respect to any other laws.

     Based upon and subject to the foregoing and the qualifications set forth below, it is my opinion that:

     1. The issuance of the Shares has been duly authorized by the Company.

     2. When issued and paid for upon the terms provided in the Registration
Statement, subject to compliance with the 1933 Act, the 1940 Act, and applicable state laws regulating the offer and sale of securities, and assuming the continued valid existence of the Company under the laws of the State of
Maryland, the Shares will be validly issued, fully paid and non-assessable.

American Century Growth Funds, Inc.
May 30, 2006

     For the record, it should be stated that I am an employee of American
Century Services, LLC, an affiliate of the Company's investment advisor.

     I hereby consent to the use of this opinion as an exhibit to the
Registration Statement. I assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement. In giving my consent I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

                                            Very truly yours,

                                            /s/ Christine J. Crossley
                                            ------------------------------------
                                            Christine J. Crossley
                                            Corporate Counsel

                                   SCHEDULE A

     SERIES NAME                                             CLASS
     ---------------------------------------------------------------------------
     Legacy Large Cap Fund                                   Investor
                                                             Advisor
                                                             R
                                                             Institutional
     Legacy Focused Large Cap Fund                           Investor
                                                             Advisor
                                                             R
                                                             Institutional
     Legacy Multi Cap Fund                                   Investor
                                                             Advisor
                                                             R
                                                             Institutional